Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to the Registration Statement (No.333-276627) on Form S-1 and S-3 and related prospectus of flyExclusive, Inc. of our report dated March 24, 2025, relating to the consolidated financial statements of flyExclusive, Inc., appearing in the Annual Report on Form 10-K of flyExclusive, Inc. for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

September 17, 2025